First Quarter 2018 Earnings April 24, 2018 Exhibit 99.2

This presentation contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its strategy and business plan, (ii) CIT is unable to react to and address key business and regulatory issues, (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, (iv) CIT becomes subject to liquidity constraints and higher funding costs, or (v) the parties to a transaction do not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law. This presentation is to be used solely as part of CIT management’s continuing investor communications program. This presentation shall not constitute an offer or solicitation in connection with any securities.   Important Notice

# Executing on Our Strategies to Simplify, Strengthen and Grow CIT

| | Strategies | 1Q18 Progress |
|---|---|---|
| **1 Maximize Potential of Core Businesses** | ▪ Grow revenues – grow core businesses, enhance fee revenue, and leverage connectivity among businesses<br>▪ Optimize cash and investment portfolio | ✓Average loan & lease growth of 2% in our core portfolios[(1)]<br>✓Funded volume of $2.7 billion up significantly from year-ago quarter<br>✓Average investment portfolio up 5% |
| **2 Enhance Operational Efficiency** | ▪ Reduce and manage operating expenses<br>▪ Invest in, and enhance technology | ✓Operating expenses reflect seasonally elevated costs and a litigation accrual<br>✓Remain on target to achieve core expense target for 2018 of $1,050 million |
| **3 Reduce Funding Costs** | ▪ Reduce unsecured debt cost<br>▪ Improve deposit mix to lower cost (relative to index) | ✓Average deposits increased ~$400 million<br>✓Non-maturity deposits increased to 53% of total average deposits<br>✓LDR[(2)] improved to 126% for consolidated and to 98% for CIT Bank |
| **4 Optimize Capital Structure** | ▪ Manage, deploy, and align capital<br>▪ Target 10–11% CET1 ratio | ✓Received non-objection to amended capital plan, increasing capital return approval to up to $900 million for 1H18<br>✓Repurchased 3.7 million shares at an average price of $53.16 |
| **5 Maintain Strong Risk Management** | ▪ Maintain credit and operating risk discipline | ✓Non-accruals remained flat: ~80bps<br>✓Credit reserves remained strong:<br>1.52% for total portfolio<br>1.79% for Commercial Banking |

(1) Core portfolios is net of credit balances of factoring clients and excludes NACCO AHFS, Legacy Consumer Mortgages, and NSP.
(2) Loan and lease-to-deposit ratio.

CIT | 1Q18 Earnings

2

Net Finance Revenue: declined $9 million as lower purchase accounting accretion and higher deposit and borrowing costs were partially offset by higher interest income on loans and investments Other Non-Interest Income: decreased $32 million as the prior quarter included a $29 million benefit in other revenues related to the cumulative effect of an accounting policy change for low income housing tax credit investments Operating Expenses: decreased $23 million as the prior quarter included a $32 million restructuring charge Provision for Credit Losses: increased $38 million, primarily reflecting a $22 million charge-off of a single commercial exposure and a higher level of reserves primarily related to Commercial Finance Income Tax Provision: effective tax rate of 28% reflects US tax reform, the impact of the change in accounting for LIHTC investments, the disallowance of FDIC insurance premiums, and state and local income tax rates Net Finance Revenue: declined $26 million primarily due to lower net purchase accounting accretion, lower gross yields in Rail, and higher deposit and borrowing costs, partially offset by higher earnings on investment securities and Commercial Banking loans, as well as the current quarter’s $9 million benefit from suspended depreciation Other Non-Interest Income: increased $26 million due to income from BOLI, an increase in gains on sales of leasing equipment, as well as an $8 million CTA charge in the year-ago quarter Operating Expenses: decreased $30 million reflecting progress on our operating expense reduction initiatives, as well as a $15 million restructuring expense in the year-ago quarter Provision for Credit Losses: increased $19 million, primarily reflecting a $22 million charge-off of a single commercial exposure and a higher level of reserves primarily related to Commercial Finance Income Tax Provision: effective tax rate of 28% reflects US tax reform, the impact of the change in accounting for LIHTC investments, the disallowance of FDIC insurance premiums, and state and local income tax rates Certain balances may not sum due to rounding. Net of depreciation, maintenance, and other operating lease expenses. Quarterly Earnings Summary – Reported

NACCO Suspended Depreciation: $7 million ($0.05 per diluted common share) after-tax benefit in net finance revenue from the suspension of depreciation of NACCO assets held for sale   Certain balances may not sum due to rounding. EPS based on 131.6 million average diluted shares outstanding, dollar impacts are rounded. See appendix page 20 for details on noteworthy items. First Quarter Impact of Noteworthy Items (Non-GAAP)(1)

Net Finance Revenue: declined 2% as lower purchase accounting accretion and higher deposit and borrowing costs were partially offset by higher interest income on loans and investments Other Non-Interest Income: decreased $3 million due to lower sales volume of investment securities, as well as lower capital markets fees, partially offset by gains on sales of leasing equipment Operating Expenses: increased $9 million, driven primarily by seasonal increases in compensation and benefits, higher FDIC insurance costs, and a legal accrual related to Rail Provision for Credit Losses: increased $38 million, primarily reflecting a $22 million charge-off of a single commercial exposure and a higher level of reserves primarily related to Commercial Finance Income Tax Provision: impacted by lower federal corporate tax rates from US tax reform, as well as discrete tax items in the current quarter, and discrete and noteworthy items in the prior quarter Net Finance Revenue: declined $35 million primarily due to lower net purchase accounting accretion, lower gross yields in Rail, and higher deposit and borrowing costs, partially offset by higher earnings on investment securities and Commercial Banking loans Other Non-Interest Income: increased $17 million primarily due to income from BOLI and an increase in gains on sales of leasing equipment Operating Expenses: decreased $15 million primarily reflecting lower professional fees and FDIC insurance costs, partially offset by higher advertising and marketing costs, primarily in Consumer Banking, and higher compensation and benefits expenses Provision for Credit Losses: increased $19 million, primarily reflecting a $22 million charge-off of a single commercial exposure and a higher level of reserves primarily related to Commercial Finance Income Tax Provision: impacted by lower federal corporate tax rates from US tax reform, as well as discrete tax items in the current quarter, and discrete and noteworthy items in the year-ago quarter Certain balances may not sum due to rounding. Net of depreciation, maintenance, and other operating lease expenses. Quarterly Earnings Summary Excluding Noteworthy Items (Non-GAAP)

Net Finance Revenue decreased by $35 million Decrease primarily due to lower net purchase accounting accretion, lower gross yields in Rail, and higher deposit and borrowing costs Decrease partially offset by higher earnings on investment securities and Commercial Banking loans Net Finance Margin (NFM) – Continuing Operations (Excluding Noteworthy Items)(1) Net Finance Revenue & Net Finance Margin Certain balances may not sum due to rounding. See appendix page 20 for details on noteworthy items. Purchase accounting accretion and negative return on indemnification assets. Net of credit balances of factoring clients. Balances include loans and leases held for sale, respectively. Net Finance Revenue decreased by $9 million Decrease due to lower net purchase accounting accretion and higher deposit and borrowing costs In March we issued: $1 billion of senior unsecured debt to refinance near term maturities $400 million of Tier 2 qualifying subordinated unsecured debt Net finance revenue reflects negative carry of approximately $2 million associated with the refinancing of our unsecured senior debt ($ in millions)

See appendix page 20 for details on noteworthy items. Net Operating Lease Revenue related to Rail. Net Finance Margin Walk 4Q17 to 1Q18 Net Finance Margin Walk 1Q17 to 1Q18 Net Finance Margin Trends – Continuing Operations (Excluding Noteworthy Items)(1)

Certain balances may not sum due to rounding. See appendix page 20 for details on noteworthy items. Fee income declined by $3 million, primarily due to a decrease in capital markets fees, which was strong in the prior quarter Factoring commissions remained essentially unchanged, as increases in volumes continued to be offset by decreases in pricing Gains on investment securities, net of impairments, declined by $7 million, primarily driven by lower sales volume of investment securities in the current quarter Other non-interest income increased $17 million Increase due to income from BOLI and an increase in gains on sales of leasing equipment Other Income Other Non-Interest Income – Continuing Operations (Excluding Noteworthy Items)(1)

Operating Expenses increased by 3% Increase driven primarily by seasonal increases in compensation and benefits, higher FDIC insurance costs, and a legal accrual related to Rail Operating Expenses decreased by 5% Decrease primarily reflecting lower professional fees and FDIC insurance costs Decrease partially offset by higher advertising and marketing costs, primarily in Consumer Banking, and higher compensation and benefits expenses Certain balances may not sum due to rounding. In addition to the exclusion of noteworthy items, operating expenses also exclude amortization of intangibles. See appendix page 20 for details on noteworthy items. Total operating expenses exclusive of noteworthy items and amortization of intangibles divided by total revenue (net finance revenue and other non-interest income). All Other Expenses Operating Expenses(1) – Continuing Operations (Excluding Noteworthy Items)(2)

Average earning assets increased 2% primarily reflecting an increase in average loans and leases in Commercial Banking, as well as growth of our investment portfolio, partially offset by a reduction in interest-bearing cash Total borrowed funds and deposits increased 2% due to an increase in average deposits of approximately $400 million, as well as growth in our average unsecured debt balance Issued: $1 billion senior unsecured debt of which $883 million was used to redeem unsecured debt in early April $400 million Tier 2 qualifying subordinated debt Average earning assets decreased 3% primarily reflecting a decline in interest-bearing cash balances partially offset by nearly $2 billion of growth in investments, as well as 1% growth in average loans and leases Unsecured borrowings decreased $6.5 billion in relation to the sale of our Commercial Air business Deposits decreased $2.3 billion due to reduction of higher-cost Brokered and certain Commercial deposits Net of credit balances of factoring clients. Loans and leases include assets held for sale. Excludes Non-Strategic Portfolio. Consolidated Average Balance Sheet

Commercial Banking and Consumer Banking Average Loans and Leases(1) Commercial Banking Rail includes $1.2 billion of NACCO assets held for sale Vs. Prior Quarter: Average loans and leases increased due to growth in Commercial Finance Vs. Year-ago Quarter: Average loans and leases increased modestly, driven by asset growth in Business Capital and Rail Consumer Banking LCM includes $0.9 billion of reverse mortgage assets held for sale Vs. Prior Quarter: Average loans increased modestly driven by growth in Other Consumer Banking, partially offset by continued run-off in LCM Vs. Year-ago Quarter: Average loans down due to run-off in LCM partially offset by growth in Other Consumer Banking Certain balances may not sum due to rounding. Net of credit balances of factoring clients and including assets held for sale. Real Estate Finance includes legacy non-SFR currently in run-off in the amounts of $647 million, $684 million, $728 million, $765 million, and $802 million for 1Q18, 4Q17, 3Q17, 2Q17, and 1Q17, respectively. Commercial Banking Consumer Banking ($ in billions) (2)

The current quarter reflects the issuance of $1 billion of senior unsecured debt and $400 million of subordinated debt Senior unsecured debt proceeds were used for the April 9th redemption of $883 million of senior unsecured debt Average deposits increased approximately $400 million sequentially driven by new savings products within our Direct Bank Average wholesale funding is 14% of total funding down from 26% in the year-ago quarter Interest expense as a percent of AEA increased 8 bps sequentially, of which 3 bps is driven by higher deposit costs and 5 bps is driven by our debt actions in March and higher FHLB costs Certain balances may not sum due to rounding. 1Q18 unsecured borrowings include $400 million of subordinated debt issued during the quarter. 1Q17 shows a decline in interest expense due to an allocation to Discontinued Operations. Reflects a $1,735 adjustment in 2Q17 related to the timing of the completion of the Commercial Air related debt repayment. Interest expense and average earnings assets are exclusive of noteworthy items; see appendix page 20 for details on noteworthy items. Average Funding Mix $47.2 $40.6 $38.9 $38.3 (3) (2) $39.1 (4)

Average Deposit Mix and Cost of Funds Deposits by Type Deposits by Channel Average deposit costs increased 5 basis points reflecting increases in the average savings and money market account rate, partially offset by a reduction in higher-cost brokered and other time deposits Average deposits increased approximately $400 million, as growth in the online channel more than offset declines in higher-cost deposits in the brokered channel and certain deposits in the commercial channel Average deposit costs increased 13 basis points Continuing to shift mix of deposits away from higher-cost brokered and commercial deposits 39% decline in brokered deposits 44% increase in savings deposits ($ in billions)

Asset Quality Trends – Continuing Operations (Excluding Noteworthy Items)(1) Non-accrual Loans & Net Charge-offs Allowance for Loan Losses Provision for credit losses increased $38 million, primarily reflecting a $22 million charge-off of a single commercial exposure and a higher level of reserves primarily related to Commercial Finance Non-accrual loans as a percent of average loans is essentially unchanged at 0.80% Excluding the $22 million charge-off, net charge-offs were 0.39% of average loans See appendix page 20 for details on noteworthy items. As a percent of average loans, excluding loans held for sale, and excluding charge-offs related to the transfer of reverse mortgages to held for sale in 3Q17. Provision for credit losses increased $19 million, primarily reflecting a $22 million charge-off of a single commercial exposure and a higher level of reserves primarily related to Commercial Finance Non-accrual loans as a percent of average loans declined 7 bps to 0.80% Net charge-offs as a percent of average loans is essentially unchanged, adjusted for the $22 million charge-off Allowance for loan losses flat at 1.52%, with Commercial Banking’s ALLL down 6 bps as the benefit of lower reserves on new originations offset the change in mix of the existing portfolio ($ in millions)

Strong Capital Position Risk Based Capital Ratios(1) Loans and Leases-to-Deposit Ratio CET1 capital ratio decreased approximately 40 bps CET1 capital decreased as share repurchases and unrealized losses on investments in other comprehensive income were partially offset by retained earnings Total capital ratio increased approximately 50 bps, primarily reflecting the issuance of $400 million of Tier 2 qualifying subordinated debt Risk-weighted assets (RWA) increased slightly, primarily reflecting an increase in loans Capital ratios preliminary as of 3/31/18 and are based on fully phased-in Basel III estimates. CET1 capital ratio decreased approximately 30 bps Total capital ratio increased approximately 160 bps, as Tier 1 and Tier 2 qualifying capital issuances and retained earnings more than offset capital distributions

See appendix page 20 for details on noteworthy items. Core portfolios is net of credit balances of factoring clients and excludes NACCO AHFS, Legacy Consumer Mortgages, and NSP. Operating expenses exclusive of restructuring costs and intangible asset amortization. Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other income). Under the section excluding noteworthy items, the first value is only excluding noteworthy items, whereas the second value is excluding both noteworthy items and discrete items. Return on average tangible common equity for continuing operations is adjusted to remove the impact of intangible amortization and goodwill impairment, while average tangible common equity is reduced for disallowed deferred tax assets and, in 1Q17, ~$3 billion of capital reduction associated with the Commercial Air sale. Key Performance Metrics – Continuing Operations

# Second Quarter 2018 Outlook

| ($ in millions) | Reported 1Q18 | Excluding Noteworthy Items[1] 1Q18 | 2Q18 Outlook Commentary | 2018 Target |
|---|---|---|---|---|
| AEA | $45,265 | $45,265 | ▪ Low-single digit quarterly growth in core average loans and leases, offset by run-off and asset sales in non-core portfolios; AEA flat | Flat |
| Core Average Loans and Leases[2] | $31,269 | $31,269 | | Mid-Single-Digit Growth |
| Net Finance Margin | 3.45% | 3.37% | ▪ Remain in the middle to upper end of the target range | 3.20–3.40% |
| Core Operating Expenses[3] | $275 | $275 | ▪ Expenses to decrease from seasonally elevated employee expenses during the first quarter | $1,050 |
| Net Efficiency Ratio[4] | 55.6% | 56.7% | | Mid 50s |
| Net Charge-offs | 0.68% | 0.68% | ▪ Within the annual target range of 35-45 bps excluding any discrete items | 35–45 bps |
| Effective Tax Rate[5] | 28.5% | 28.6% , 27.3% | ▪ 26-28% excluding discrete items | 26-28% excluding discrete items |

## ROTCE

- **To achieve ~9.5–10% ROTCE at end of 2018**
  - **CET1 of ~11.5–12.0%**
- **Medium-term ROTCE Target to 11–12%**
  - **CET1 ratio of 10–11%**

(1) See appendix page 20 for details on noteworthy items.
(2) Core portfolios is net of credit balances of factoring clients and excludes NACCO AHFS, Legacy Consumer Mortgages, and NSP.
(3) Operating expenses exclusive of restructuring costs and intangible asset amortization.
(4) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other income).
(5) Under the section excluding noteworthy items, the first value is only excluding noteworthy items, whereas the second value is excluding both noteworthy items and discrete items.

CIT | 1Q18 Earnings 17

Executing on Our Strategies to Simplify, Strengthen and Grow CIT Enhance Operational Efficiency 2 Maintain Strong Risk Management 5 Optimize Capital Structure 4 Maximize Potential of Core Businesses 1 Reduce Funding Costs 3 A Leading National Bank Focused on Lending and Leasing to the Middle Market and Small Businesses Strategic Priorities

APPENDIX

Per share data based on 131.6 million, 131.3 million, 136.1 million, 183.8 million, and 203.3 million shares for 1Q18, 4Q17, 3Q17, 2Q17, and 1Q17, respectively; dollar impacts are rounded. Excess interest cost, interest income and increase in average earning assets are the result of a timing difference between the receipt of the proceeds from the Commercial Air sale and the completion of the related debt and capital actions. Quarterly Noteworthy Items

Commercial Banking Consumer Banking Certain balances may not sum due to rounding. Net of credit balances of factoring clients. A Leading National Bank for Lending and Leasing to the Middle Market and Small Businesses Commercial Finance: Middle-market lender with expertise in targeted industries and products. Emphasis on asset growth and lead-managed transactions. Rail: Leading railcar lessor providing financial solutions to customers in the US, Canada and Mexico. Focus on maintaining utilization rate; market demand pressuring renewal pricing. Sale of European Rail business (NACCO) targeted to close in the second half of 2018. Real Estate Finance: Leading lender to commercial real estate investors and developers; deep industry relationships, underwriting experience and market expertise. Business Capital: Leading equipment lessor and lender; among the nations largest providers of factoring services. Trusted business partner providing innovative technology, industry expertise and unique residual knowledge. Legacy Consumer Mortgages: Run-off legacy consumer mortgage portfolio. High margins and loss share agreement. Reverse mortgage portfolio targeted to be sold in the second quarter of 2018. Other Consumer Banking: Consumer deposit products, residential mortgage and SBA products offered through OneWest retail branches. Online banking: Well-recognized Direct Banking channel offers online savings accounts and CDs nationally. ($ in billions) (1)

Commercial Banking Net Finance Revenue: decreased $18 million primarily driven by higher interest expense, as well as lower purchase accounting accretion and prepayment benefits in Commercial Finance and Real Estate Finance and lower net rental income in Rail, partially offset by the benefit of higher interest rates Other Non-Interest Income: increased $5 million due to higher gains on the sales of leasing equipment Operating Expenses: increased $15 million, reflecting higher legal fees in Rail and higher employee costs Provision for Credit Losses: increased $39 million, primarily due to a $22 million charge-off of a single commercial exposure and a higher level of reserves primarily in Commercial Finance Net Finance Revenue: decreased $43 million primarily due to higher interest expense, lower purchase accounting accretion and lower net rental income in Rail, partially offset by the benefit of higher interest rates on earning assets. This amount excludes the $9 million benefit of suspended depreciation on our NACCO assets held for sale Other Non-Interest Income: increased $6 million due to higher gains on the sales of leasing equipment Operating Expenses: increased $4 million primarily due to higher legal fees in Rail and higher employee costs Provision for Credit Losses: increased $18 million, mostly attributable to the current quarter’s credit activity in Commercial Finance Certain balances may not sum due to rounding. Net of depreciation and maintenance and other operating lease expenses.

Commercial Banking Divisional Performance Commercial Finance Rail

Commercial Banking Divisional Performance Real Estate Finance Business Capital Net of credit balances of factoring clients.

Consumer Banking Net Finance Revenue: increased $6 million driven by an increase in the benefit in interest expense received from the other segments for the value of the excess deposits Consumer Banking generates Other Non-Interest Income: decreased $2 million primarily due to a decline in gains on asset sales Provision for Credit Losses: essentially unchanged Operating Expenses: decreased $8 million primarily driven by lower servicing-related costs Net Finance Revenue: increased $3 million, as higher negative income on the indemnification asset for the covered loans and lower interest income due to suspended purchase accounting accretion from the held for sale reverse mortgage portfolio were offset by an increase in the benefit in interest expense received from the other segments for the value of the excess deposits Consumer Banking generates Other Non-Interest Income: increased $4 million due to an increase in gains on asset sales from the reverse mortgage portfolio Provision for Credit Losses: essentially unchanged Operating Expenses: essentially unchanged

Consumer Banking Divisional Performance Legacy Consumer Mortgage Other Consumer Banking

# Diversified North American Rail Fleet

## Fleet by Type

Total Net Investment: ~$6.3B
Total Cars: ~117,000



Gondola 10%
Coal Car 9%
O&G Covered Hopper 8%
Boxcar 7%
Other 6%
Flatcar 1%
Locomotive 0.3%
Covered Hopper 32%
Tank Car 14%
O&G Tank Car 13%

*Operating Leases Only*
*O&G = Oil & Gas*

## Operating Leases by Industry



Agriculture 15%
Cement & Building Products 7%
Petrochemicals 6%
Coal & Utilities 3%
Other 3%
Chemicals 2%
Steel & Metals 1%
Mining 1%
Petroleum and Gas 44%
Rail 18%

## Highlights

Diversified fleet serving a broad range of customers and industries

- Approximately 500 clients
- ~76% shippers and ~24% railroads
- Strong customer service and long-term customer relationships
- Young, well maintained equipment (average age of 13 years)

Utilization and lease rate trends off peak levels across portfolio

Energy Related Rail Cars:
- Tank cars: ~12,000 for the transportation of crude
- Sand cars: ~9,000 supporting crude and natural gas drilling
- Coal cars: ~10,000 for the transportation of coal

Portfolio Management Strategies:
- Shorten lease terms while lease rates are weaker
- Bank funding on new deliveries
- Selective disposal of non-performing assets
- Divert cars from crude oil to alternative services (e.g. to ethanol and other refined products, etc.)

CIT | 1Q18 Earnings
27

Certain balances may not sum due to rounding. Reconciliations of non-GAAP measurements to GAAP measurements that are included in our quarterly earnings release are not repeated in this presentation. Operating expenses exclusive of restructuring costs and intangible amortization is a non-GAAP measure used by management to compare period over period expenses. Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before restructuring costs and intangible amortization) to the level of total net revenues. Non-GAAP Disclosures(1)

Certain balances may not sum due to rounding. Capital numbers for current quarter are preliminary. Selective reconciliations of non-GAAP measurements to GAAP measurements are included in our quarterly earnings release and not repeated in this presentation. Non-GAAP Disclosures(1)